Exhibit 99.1

Jet.AI Inc. Reports Full Year 2025 Financial Results

LAS VEGAS, March 09, 2026 (GLOBE NEWSWIRE) -- Jet.AI Inc. (“Jet.AI” or the “Company”) (Nasdaq: JTAI), an emerging provider of high-performance GPU infrastructure and AI cloud services, today announced financial results for the full year ended December 31, 2025. The Company had approximately $13.7 million of cash and no debt as of March 5th, 2026 (vs $1.8 million at year end 2025) and is Net Income positive for the full year 2025 ($4.6 million in 2025 vs -$12.7 million in 2024). In the first quarter of 2026, Jet.AI expects the completion of the third milestone of its Canadian data center joint venture - related to powered land at its 385 acre Manitoba site and continued progress in the Maritimes. The power study for our Moapa NV data center site is ongoing, and the flyExclusive transaction remains on track to close April 30th. The Company maintains strong access to capital through its $250 million shelf facility

Recent Operational Highlights

●	Adopted limited duration stockholders rights agreement

●	Executed amendment to previously announced Amended and Restated Agreement and Plan of Merger and Reorganization with flyExclusive, Inc., and provided updates regarding capital structure, financing arrangements, and strategic flexibility

●	Issued letter to shareholders highlighting key data center developments, milestones, and 2026 strategic priorities

●	Extended outside date of the merger agreement with flyExclusive, Inc. to April 30, 2026

●	Announced planned joint venture relating to the development of a planned 50-megawatt data center campus in Moapa, Clark County, Nevada

●	Unveiled Midwestern Canada data center campus details and location (Winnipeg, Manitoba)

●	Completed second milestone of Canadian hyperscale data center campus in Midwestern Canada and Maritime Canada

●	Announced successful closing of AI Infrastructure Acquisition Corp initial public offering, adding approximately $14.5 million in book equity from the Company’s ownership stake in AIIA Sponsor Ltd.

Management Commentary

“Our focus in 2026 will center on accelerating the development of our AI data center portfolio. Over the past year, we strategically invested across three major projects, establishing a strong foundation to execute our transition into AI infrastructure and next-gen data center platforms as demand continues to rise. With a clean balance sheet and liquidity flexibility to deploy capital, we believe we are well positioned to advance our build out, expand our joint ventures, and pursue what we view as some of the most compelling return opportunities in AI computing.

To that end, we are pleased to announce the significant progress made on the third milestone of our Canadian hyperscale data center projects. Milestone 3 centers on validating energy access and grid feasibility, an essential step before commencing environmental permitting and detailed power-infrastructure planning needed to ultimately secure hyperscale tenants or project financing. We expect to complete Milestone 3 soon. Meanwhile, our 2026 efforts for the Moapa campus will center on detailed power studies and pre-construction planning.

With flyExclusive having filed its Form 10-K last Thursday, both parties remain confident in closing the transaction by April 30. While the process has taken longer than anticipated, we are encouraged to be approaching the final stage and believe completing this transaction will create a clearer, more focused path for Jet.AI’s future growth in the high demand AI compute sector.”

About Jet.AI

Jet.AI Inc. is a technology-driven company focused on deploying artificial intelligence tools and infrastructure to enhance decision-making, efficiency, and performance across complex systems. The Company is listed on the NASDAQ Capital Market under the ticker symbol “JTAI.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the effectiveness of the rights agreement in providing the Board with time to make informed decisions that are in the best long-term interests of Jet.AI and its stockholders, and other risk factors discussed from time to time in our filings. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2025, under the heading “Risk Factors” in Item 1A. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Jet.AI Investor Relations:

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com

JET.AI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$1,819,503	$5,872,627
Accounts receivable	97,331	132,230
Other assets	248,724	357,751
Total current assets	2,165,558	6,362,608

Property and equipment, net	2,505	5,055
Intangible assets, net	86,745	86,745
Right-of-use lease asset	508,707	1,048,354
Investment in joint venture	865,000	100,000
Deposit on aircraft	4,050,000	2,400,000
Deposits and other assets	868,561	794,561
Other investments	17,137,000	-
Total assets	$25,684,076	$10,797,323

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,621,379	$280,450
Accrued liabilities	1,148,782	1,663,338
Deferred revenue	443,126	1,319,746
Operating lease liability	495,782	525,547
Total current liabilities	3,709,069	3,789,081

Lease liability, net of current portion	-	495,782
Total liabilities	3,709,069	4,284,863

Commitments and contingencies (Note 2, 6, and 7)	-	-

Stockholders’ Equity
Preferred Stock, 4,000,000 shares authorized, par value $0.0001, 0 issued and outstanding	-	-
Series B Convertible Preferred Stock, 5,000 shares authorized, par value $0.0001, 750 and 250 issued and outstanding	-	-

Common stock, 200,000,000 shares authorized, par value $0.0001,6,282,645 and 1,629,861 issued and outstanding	628	162
Subscription receivable	(6,724)	(6,724)
Additional paid-in capital	69,937,707	59,065,100
Accumulated deficit	(47,956,604)	(52,546,078)
Total stockholders’ equity	21,975,007	6,512,460
Total liabilities and stockholders’ equity	$25,684,076	$10,797,323

JET.AI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2025	2024

Revenues	$9,177,767	$14,022,628

Cost of revenues	9,477,806	14,987,245

Gross loss	(300,039)	(964,617)

Operating Expenses:
General and administrative (including stock-based compensation of $1,626,102 and $4,287,236, respectively)	8,746,440	10,752,048
Sales and marketing	779,004	687,785
Research and development	244,237	162,152
Total operating expenses	9,769,681	11,601,985

Operating loss	(10,069,720)	(12,566,602)

Other (income) expense:
Interest expense	-	167,054
Other income	(182,194)	(221)
Unrealized gain on other investments	(14,477,000)	-
Total other (income) expense	(14,659,194)	166,833

Income (Loss) before provision for income taxes	4,589,474	(12,733,435)

Provision for income taxes	-	-

Net Income (Loss)	$4,589,474	$(12,733,435)

Deemed dividend from warrant exchange offer	-	(540,255)
Cumulative preferred stock dividends	-	(109,303)

Net Income (Loss) to common stockholders	$4,589,474	$(13,382,993)

Net income (loss) per share - basic and diluted
Basic net income (loss) per share	$1.52	$(47.93)
Diluted net income (loss) per share	$0.33	$(47.93)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	3,026,488	279,201
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	13,766,617	279,201

JET.AI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,589,474	$(12,733,435)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Unrealized gain on other investments	(14,477,000)	-
Amortization and depreciation	2,550	2,557
Amortization of debt discount	-	80,761
Stock-based compensation	1,626,102	4,287,236
Non-cash operating lease costs	539,647	524,135
Changes in operating assets and liabilities:
Accounts receivable	34,899	(35,691)
Other current assets	109,027	(167,680)
Accounts payable	1,340,929	740,383
Accrued liabilities	(514,556)	46,223
Deferred revenue	(876,620)	(460,048)
Operating lease liability	(525,547)	(510,035)
Deposits and other assets	(74,000)	-
Net cash used in operating activities	(8,225,095)	(8,225,594)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(12,922)
Investment in Sponsor Equity Interest	(2,660,000)	-
Investment in joint venture	(765,000)	(2,400,000)
Deposit on aircraft	(1,650,000)	-
Return of aircraft deposit	-	3,550
Net cash used in investing activities	(5,075,000)	(2,409,372)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	-	(371,250)
Repayments of related party notes payable	-	(297,500)
Redemption of Series A and Series A-1 Preferred Stock	-	(1,151,000)
Offering costs	(2,466,401)	(1,865,705)
Proceeds from exercise of common stock warrants	-	742,474
Proceeds from exercise of Series B Convertible Preferred Stock warrants	11,000,000	4,000,000
Proceeds from sale of Series B Preferred Stock	-	1,500,025
Proceeds from sale of Common Stock	713,372	11,850,006
Net cash provided by financing activities	9,246,971	14,407,050

(Decrease) Increase in cash and cash equivalents	(4,053,124)	3,772,084
Cash and cash equivalents, beginning of year	5,872,627	2,100,543
Cash and cash equivalents, end of year	$1,819,503	$5,872,627

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$167,054
Cash paid for income taxes	$-	$-

Non-cash financing activities:
Issuance of Common Stock for Series A Preferred Stock conversion	$-	$551,000
Issuance of Common Stock for Series B Preferred Stock conversion	$373	$29
Issuance of Common Stock from warrant exchange	$-	$540,255
Issuance of Common Stock for offering costs	$-	$175,500
Issuance of Common Stock for settlement of accounts payable	$-	$2,116,898
Decrease in prepaid offering costs and accrued liabilities from issuance of common stock	$-	$800,000